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                                                                    EXHIBIT 21.1


                    Subsidiaries of Arbor Realty Trust, Inc.

Arbor Realty GPOP, Inc., a Delaware corporation
Arbor Realty LPOP, Inc., a Delaware corporation
Arbor Realty Limited Partnership, a Delaware limited partnership
Arbor Realty SR, Inc., a Maryland corporation
ANMB Holdings LLC, a New York limited liability company
ACM Gateway LLC, a Delaware limited liability company
Arbor Texas CDS, LLC, a New York limited liability company
ANMB Holdings II, LLC, a New York limited liability company
ACM Dutch Village, LLC, a Delaware limited liability company
ACM Evergreen, LLC, a New York limited liability company
Arbor Realty Funding, LLC, a Delaware limited liability company
Arbor Realty Member LLC, a Delaware limited liability company
ART 450 LLC, a Delaware limited liability company
ARMS 2004-1 Equity Holdings LLC, a Delaware limited liability company
Arbor Realty Mortgage Securities Series 2004-1 LLC, a Delaware limited liability company
Arbor Realty Mortgage Securities Series 2004-1, Ltd., a Cayman Islands exempted company with limited liability
Arbor Realty Collateral Management, LLC, a Delaware limited liability company Arbor Realty Funding LLC, a Delaware limited liability company